UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 11, 2005

CROSSTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50536	52-2235832

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS, SUITE 600 DALLAS, TEXAS	75201

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On January 11, 2005, the Board of Directors of Crosstex Energy, Inc. (the “Company”) appointed Stephen A. Wells and C. Roland Haden as directors of the Company. Mr. Wells and Mr. Haden will each serve on the Audit Committee of the Board of Directors. Mr. Wells and Mr. Haden currently serve on the Board of Directors of Crosstex Energy GP, LLC, the general partner of the general partner of Crosstex Energy, L.P.

     Neither Mr. Wells nor Mr. Haden was selected as a director pursuant to any arrangement or understanding between either Mr. Wells or Mr. Haden and any other persons. Neither Mr. Wells nor Mr. Haden, nor any member of their immediate families, is a party to any transactions or proposed transactions with the Company.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, INC.
Date: January 11, 2005	By:	/s/ William W. Davis
William W. Davis
Executive Vice President and Chief Financial Officer